Exhibit 99.1

LIBERTY GLOBAL SCHEDULES INVESTOR CALL FOR FULL-YEAR 2020 RESULTS

Denver, Colorado – January 26, 2021

Liberty Global plc (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) today announced plans to release its full-year 2020 results on Monday, February 15, 2021. You are invited to participate in its Investor Call, which will begin the following day at 09:00 a.m. (Eastern Time) on Tuesday, February 16, 2021. During the call, management will discuss the Company’s results, and may provide other forward-looking information. Please dial in using the information provided below at least 15 minutes prior to the start of the call.

Domestic	888-632-5004	Conference Passcode 152274

International	+1 720-452-9075

In addition to the dial-in teleconference, a summary investor presentation and listen-only webcast will be available within the Investor Relations section of www.libertyglobal.com. The webcast will be archived in the Investor Relations section of the Company’s website for at least 75 days.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is one of the world’s leading converged video, broadband and communications companies, with operations in seven European countries under the consumer brands Virgin Media, Telenet, UPC, the combined Sunrise UPC, as well as VodafoneZiggo, which is owned through a 50/50 joint venture. Our substantial scale and commitment to innovation enable us to invest in the infrastructure and digital platforms that empower our customers to make the most of the digital revolution.

Liberty Global delivers market-leading products through next-generation networks that connect customers subscribing to 50 million broadband, video, fixed and mobile telephony services across our brands. We also have significant investments in ITV, All3Media, ITI Neovision, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations: Corporate Communications:
Max Adkins +44 20 8483 6336 Molly Bruce +1 303 220 4202
Stefan Halters +44 20 8483 6211 Matt Beake +44 20 8483 6428